Exhibit 99.1
Matterport Announces Record Third Quarter 2024 Financial Results
•Record total revenue of $43.8 million, up 8% year-over-year
•Q3 annualized recurring revenue crosses $100 million milestone, up 11% year-over-year
•Net loss improved 14% year-over-year; Non-GAAP net loss improved 80% year-over-year
•Total subscribers grew to 1.1 million, up 25% year-over-year
•Square feet under management reached 47.3 billion, up 34% from prior year
SUNNYVALE, Calif. — November 12, 2024 — Matterport, Inc. (Nasdaq: MTTR) (“Matterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter ended September 30, 2024.
“I’m pleased to share our third-quarter 2024 results, highlighting our continued success driving efficient growth,” said RJ Pittman, Chairman and CEO of Matterport. “Total square feet managed reached 47.3 billion, up 34% year-over-year, with annual recurring revenue hitting a record $101.5 million, an 11% increase year-over-year,” Pittman added. “Our Fall 2024 Release introduced groundbreaking AI-powered tools designed to elevate digital twin applications and real estate listings. With one-click defurnishing and automated property descriptions from a Matterport digital twin, customers save time, streamline workflows, and enhance their listings. Features like 3D model merge, field tags, and bill-back processing bring unmatched speed, efficiency, and precision to managing spaces at scale for agents, contractors, and enterprise teams alike.”
“We believe our innovation pipeline is the strongest it’s ever been, and with customers raving about our Fall 2024 Release, we’re setting the stage for more bold, product-led growth in 2025,” Pittman concluded.
“Our strong third quarter performance propelled the company to a new record for total revenue, $43.8 million, up 8% year-over-year” said JD Fay, Chief Financial Officer of Matterport. “Further, our continued focus on operating expense discipline helped deliver near break-even results, yielding a non-GAAP loss per share of just $0.01. These results demonstrate that customers continue to adopt Matterport while underscoring our commitment to growth and profitability.”
Third Quarter 2024 Financial Highlights
•Square feet under management reached 47.3 billion, up 34% year-over-year
•Spaces under management reached 13.6 million, up 22% year-over-year
•Total subscribers reached 1.1 million, up 25% year-over-year
•Subscription revenue of $25.4 million, up 11% year-over-year
•Annualized Recurring Revenue (ARR) was $101.5 million
•Total revenue was $43.8 million
•Net loss of $0.12 per share; Non-GAAP net loss of $0.01 per share, which is a 75% improvement year-over-year
•Cash used in operating activities was $18.6 million for the first nine months of 2024, a 61% improvement year-over-year

Recent Business Highlights
•Announced the Fall 2024 Release, a groundbreaking suite of new tools designed to reshape the way professionals design, build, and market properties. Through the power of generative AI, Matterport users can now easily reimagine the potential of any space, transforming digital twins from static replicas into dynamic canvases for creativity.
•Announced that Matterport is contributing to the promotion of digital twin use by Tokyu Construction Co., Ltd., an advanced digital utilization company in civil engineering and infrastructure construction. Matterport's digital twin solutions are used in a wide range of phases of construction projects, including current status surveys, completed form management, streamlining and enhancing the scanning of point cloud data, and facilitating consensus building and communication among construction-related parties.
•In August, Matterport released its third Environmental, Social, and Governance Report which sets ambitious targets for the Company’s top ESG priorities, including reducing emissions and fostering gender equality in the workplace. The new Report also showcases the Company’s success helping its more than one million subscribers reduce their own carbon emissions by using Matterport’s digital twins to reduce travel to the more than 13 million spaces that are on the Matterport digital twin platform.

Transaction with CoStar Group, Inc.
Given the pending acquisition of Matterport by CoStar Group, Inc. that was announced on April 22, 2024, Matterport will not be holding a conference call or live webcast to discuss quarterly financial results. Also, in light of the pending transaction, the Company had previously suspended its financial guidance for the full fiscal year 2024 and will not be providing financial guidance for the upcoming fiscal quarter. At a special meeting of stockholders held on July 26, 2024, Matterport stockholders approved the transaction with CoStar Group, Inc. The completion of the transaction remains subject to the expiration or termination of the waiting period imposed by the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction or waiver of the other closing conditions specified in Matterport’s agreement with CoStar Group, Inc. The transaction is expected to close in the fourth quarter of 2024 or the first quarter of 2025.

Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation-related charges (including share-based payroll tax expense), fair value change of warrants liability, amortization of acquired intangible assets, litigation expense, and acquisition-related transaction costs, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. We define non-GAAP net loss per share, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period if any.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2024 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.
Investor Contact:
ir@matterport.com
Media Contact:
press@matterport.com

Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed transaction, the products and services offered by Matterport and the markets in which Matterport operates, business strategies, debt levels, industry environment including the global supply chain, potential growth opportunities, and the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including the inability to consummate the proposed transaction with CoStar Group, Inc. (the “proposed transaction”) within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals, or to satisfy the other conditions to the consummation of the proposed transaction; the risk that the proposed transaction disrupts Matterport’s current plans and operations or diverts management’s attention from its ongoing business; the effects of the proposed transaction on Matterport’s business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Matterport does business; the risk that Matterport’s stock price may decline significantly if the proposed transaction is not consummated; the nature, cost and outcome of any legal proceedings related to the proposed transaction; Matterport’s ability to grow market share in existing markets or any new markets Matterport may enter; Matterport’s ability to respond to general economic conditions; supply chain disruptions; Matterport’s ability to manage growth effectively; Matterport’s success in retaining or recruiting officers, key employees or directors, or changes required in the retention or recruitment of officers, key employees or directors; the impact of restructuring plans; the impact of the regulatory environment and complexities with compliance related to such environment; factors relating to Matterport’s business, operations and financial performance, including the impact of infectious diseases, health epidemics and pandemics; Matterport’s ability to maintain an effective system of internal controls over financial reporting; Matterport’s ability to achieve and maintain profitability in the future; Matterport’s ability to access sources of capital; Matterport’s ability to maintain and enhance Matterport’s products and brand, and to attract customers; Matterport’s ability to manage, develop and refine Matterport’s technology platform; the success of Matterport’s strategic relationships with third parties; Matterport’s history of losses and whether Matterport will continue to incur continuing losses for the foreseeable future; Matterport’s ability to protect and enforce Matterport’s intellectual property rights; Matterport’s success in defending or appealing any pending or future litigation, claims or demands; Matterport’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; Matterport’s ability to attract and retain new subscribers; the size of the total addressable market for Matterport’s products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in Matterport’s industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of Matterport’s Class A common stock and other securities; the increasingly competitive environment in which Matterport operates; and other factors detailed under the section entitled “Risk Factors” in Matterport’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription	$25,365	$22,878	$73,535	$63,647
Services	11,085	9,936	31,069	29,324
Product	7,343	7,828	21,277	25,232
Total revenue	43,793	40,642	125,881	118,203
Costs of revenue:
Subscription	8,236	7,379	24,124	21,576
Services	7,445	6,725	21,748	20,978
Product	6,412	6,641	19,337	23,377
Total costs of revenue	22,093	20,745	65,209	65,931
Gross profit	21,700	19,897	60,672	52,272
Operating expenses:
Research and development	15,261	15,577	45,521	52,711
Selling, general, and administrative	50,464	53,719	150,069	164,660
Litigation expense	—	—	95,000	—
Total operating expenses	65,725	69,296	290,590	217,371
Loss from operations	(44,025)	(49,399)	(229,918)	(165,099)
Other income (expense):
Interest income	3,211	1,573	8,098	4,525
Change in fair value of warrants liability	169	513	(895)	564
Other income	2,311	2,669	6,762	5,075
Total other income	5,691	4,755	13,965	10,164
Loss before provision for income taxes	(38,334)	(44,644)	(215,953)	(154,935)
Provision for income taxes	67	110	162	197
Net loss	$(38,401)	$(44,754)	$(216,115)	$(155,132)
Net loss per share, basic and diluted	$(0.12)	$(0.15)	$(0.68)	$(0.52)
Weighted-average shares used in per share calculation, basic and diluted	321,151	303,432	317,002	298,226

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$63,358	$82,902
Restricted cash	95,182	—
Short-term investments	206,818	305,264
Accounts receivable, net	14,918	16,925
Inventories	7,582	9,115
Prepaid expenses and other current assets	9,145	8,635
Total current assets	397,003	422,841
Property and equipment, net	30,356	32,471
Operating lease right-of-use assets	226	625
Long-term investments	39,824	34,834
Goodwill	69,593	69,593
Intangible assets, net	7,792	9,120
Other assets	8,129	7,671
Total assets	$552,923	$577,155
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,812	$7,586
Deferred revenue	26,885	23,294
Accrued expenses and other current liabilities	108,308	13,354
Total current liabilities	143,005	44,234
Warrants liability	1,185	290
Deferred revenue, non-current	1,969	3,141
Other long-term liabilities	—	206
Total liabilities	146,159	47,871
Commitments and contingencies
Stockholders’ equity:
Common stock	32	31
Additional paid-in capital	1,400,614	1,307,324
Accumulated other comprehensive income	707	403
Accumulated deficit	(994,589)	(778,474)
Total stockholders’ equity	406,764	529,284
Total liabilities and stockholders’ equity	$552,923	$577,155

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(216,115)	$(155,132)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,284	14,130
Accretion of discounts, net of amortization of investment premiums	(7,049)	(5,511)
Stock-based compensation, net of amounts capitalized	84,821	90,674
Cease use of certain leased facilities	—	123
Change in fair value of warrants liability	895	(564)
Deferred income taxes	—	(185)
Allowance for doubtful accounts	525	150
Loss from excess inventory and purchase obligation	—	1,592
Other	(61)	(60)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	1,482	3,489
Inventories	1,532	(6,833)
Prepaid expenses and other assets	656	2,491
Accounts payable	226	263
Deferred revenue	2,419	6,527
Accrued expenses and other liabilities	94,750	529
Net cash used in operating activities	(18,635)	(48,317)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(170)	(112)
Capitalized software and development costs	(6,846)	(7,528)
Purchase of investments	(157,522)	(368,119)
Maturities of investments	257,106	388,201
Business acquisitions, net of cash acquired	—	(4,116)
Net cash provided by investing activities	92,568	8,326
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from the sales of shares through employee equity incentive plans	1,644	3,309
Payments for taxes related to net settlement of equity awards	—	(329)
Net cash provided by financing activities	1,644	2,980
Net change in cash, cash equivalents, and restricted cash	75,577	(37,011)
Effect of exchange rate changes on cash	61	25
Cash, cash equivalents, and restricted cash at beginning of year	82,902	117,128
Cash, cash equivalents, and restricted cash at end of period	$158,540	$80,142

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss	$(38,401)	$(44,754)	$(216,115)	$(155,132)
Stock-based compensation related charges (1)	31,445	29,721	93,793	97,281
Restructuring charges (2)	—	3,147	—	3,147
Acquisition-related costs (3)	4,271	—	12,194	—
Amortization expense of acquired intangible assets	443	443	1,329	1,329
Change in fair value of warrants liability (4)	(169)	(513)	895	(564)
Litigation expense (5)	—	—	95,000	—
Non-GAAP net loss	$(2,411)	$(11,956)	$(12,904)	$(53,939)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.15)	$(0.68)	$(0.52)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.01)	$(0.04)	$(0.04)	$(0.18)

Weighted-average shares used to compute net loss per share, basic and diluted	321,151	303,432	317,002	298,226
(1) Consists primarily of non-cash share-based compensation expense related to our stock incentive plans, and the employer payroll taxes related to our stock options and restricted stock units.
(2) Consists of severance and other employee separation costs, and cease use charges for operating lease right-of-use assets due to reduction of leased office spaces.
(3) Consists of acquisition transaction costs incurred for the proposed transaction with CoStar Group, Inc.
(4) Consists of the non-cash fair value measurement change for private warrants.
(5) Represents charges associated with our litigation for the nine months ended September 30, 2024.